EXHIBIT 10.39
                                  -------------

                                August ___, 2001


Yorkville Advisors Management, LLC
One World Trade Center, Suite 7705
New York, New York 10048
Attn:  Mark Angelo


     RE: PURCHASE OF CONVERTIBLE DEBENTURES

Dear Mr. Angelo:

     Celerity Systems, Inc. (the "COMPANY") desires to raise gross proceeds of $1,500,000 from the sale of convertible debentures. Yorkville Advisors Management, LLC (the "Consultant") has agreed to assist the Company in raising such proceeds on the terms and conditions set forth herein.

     1. CONSULTING AGREEMENT. On the date hereof, the Company and the Consultant shall enter into a consulting agreement pursuant to which the Consultant will provide certain financial consulting services as more particularly described therein.

     2. FEES. From the gross proceeds the Consultant shall be paid (a) $470,000 for the services described in the Consulting Agreement, plus (b) a fee of 14% of the gross proceeds (i.e., a total of $210,000 if gross proceeds of $1,500,000 are raised). In addition, the Company shall issue a warrant to the Consultant to purchase up to 2,500,000 shares of the Company's common stock at an exercise price of $0.10 per share.

     This letter may be executed in any number of counterparts, all of which shall be deemed an original, and all of which shall constitute one and the same instrument. This letter shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of this letter. In the event of any litigation arising hereunder, the prevailing party or parties shall be entitled to recover its or their reasonable attorneys' fees and court costs from the other party or parties, including the costs of bringing such litigation and collecting upon any judgments. This letter shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, trustees, successors and assigns.

     If the foregoing correctly sets forth the terms of our agreement, please sign this letter on the line provided below, whereupon it will constitute a binding agreement between us.

                                           Very truly yours,

                                           CELERITY SYSTEMS, INC.


                                           By:
                                               ---------------------------------

                                           Name:
                                                --------------------------------

                                           Title:
                                                 -------------------------------


Agreed and accepted on
August ___, 2001:


YORKVILLE ADVISORS MANAGEMENT, LLC


By:
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Name:
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Title:
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